UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2009

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective January 13, 2009, each of Randy Saaf and Octavio Herrera (each, an “Executive”) entered into separate amendments (collectively, the “Amendments”) to their respective Employment, Confidentiality and Noncompetition Agreements (collectively, the  “Employment Agreements”) dated as of July 28, 2005 with MediaDefender, Inc., the Company’s wholly owned subsidiary (the “Subsidiary”).  Under each of the Amendments, commencing January 1, 2009 the term of employment between each Executive and the Subsidiary is now at-will, and either the Subsidiary or the Executive may terminate the applicable Employment Agreement upon five days’ written notice, in which case such Executive shall have a period of 60 days from the effective date of termination to exercise all vested stock options.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Title
10.1	Amendment No. 1 to Employment, Confidentiality and Noncompetition Agreement dated as of December 23, 2008 between the Company and Randy Saaf
10.2	Amendment No. 1 to Employment, Confidentiality and Noncompetition Agreement dated as of December 23, 2008 between the Company and Octavio Herrera

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	January 14, 2009	By:	/s/ DIMITRI VILLARD

		Name:	Dimitri Villard
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Title
10.1	Amendment No. 1 to Employment, Confidentiality and Noncompetition Agreement dated as of December 23, 2008 between the Company and Randy Saaf
10.2	Amendment No. 1 to Employment, Confidentiality and Noncompetition Agreement dated as of December 23, 2008 between the Company and Octavio Herrera